As filed with the Securities and Exchange Commission on June 16, 2010 Registration No. 333-167536
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	75-1618004
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
8000 South Federal Way P.O. Box 6, Boise Idaho 83707-0006
(Address of principal executive offices)

NUMONYX HOLDINGS B.V. EQUITY INCENTIVE PLAN
(Full title of the plan)

Roderic W. Lewis V.P. of Legal Affairs, General Counsel and Corporate Secretary Micron Technology, Inc. 8000 South Federal Way Boise, Idaho 83716-9632
(Name and address of agent for service)

(208) 368-4000
(Telephone number, including area code, of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement is being filed solely for the purpose of filing Exhibit 23.2.  The Company has made no other changes to the previously filed Form S-8 Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference:

(a)                The Company’s Annual Report on Form 10-K for the fiscal year ended September 3, 2009 filed with the Commission on October 28, 2009.

(b)(1)           The Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 3, 2009, filed with the Commission on January 12, 2010.

(b)(2)           The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 4, 2010, filed with the Commission on April 9, 2010.

(c)(1)           The Company’s Current Report on Form 8-K filed with the Commission on September 29, 2009.

(c)(2)           The Company’s Current Report on Form 8-K filed with the Commission on October 1, 2009.

(c)(3)           The Company’s Current Report on Form 8-K filed with the Commission on November 13, 2009.

(c)(4)           The Company’s Current Report on Form 8-K filed with the Commission on November 27, 2009.

(c)(5)           The Company’s Current Report on Form 8-K filed with the Commission on December 15, 2009.

(c)(6)           The Company’s Current Report on Form 8-k filed with the Commission on December 18, 2009.

(c)(7)           The Company’s Current Report on Form 8-K filed with the Commission on January 15, 2010.

(c)(8)           The Company’s Current Report on Form 8-k filed with the Commission on February 11, 2010.

(c)(9)           The Company’s Current Report on Form 8-K filed with the Commission on February 18, 2010.

(c)(10)         The Company’s Current Report on Form 8-K filed with the Commission on March 4, 2010.

(c)(11)         The Company’s Current Report on Form 8-K filed with the Commission on May 13, 2010.

(c)(12)         The Company’s Current Report on Form 8-K filed with the Commission on June 3, 2010.

(d)            The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed December 21, 2009, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating such description.

 All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors or stockholders to grant, indemnification to directors, officers, employees and agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act and for liabilities arising from other state and federal causes of action.  Section 10 of the Company’s Certificate of Incorporation and Article VII of the Company’s Bylaws provide for the mandatory indemnification of its officers, directors, employees and agents to the extent permitted by Delaware General Corporation Law.  The Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

Exhibit Number	Description
4.1*	Numonyx Holdings B.V. Equity Incentive Plan.
4.2*	Numonyx Holdings B.V. Equity Incentive Plan Forms of Agreement.
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Previously filed with Form S-8 dated June 16, 2010.

ITEM 9.  UNDERTAKINGS

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 16th day of June 2010.

MICRON TECHNOLOGY, INC.

By:       /s/ Ronald C. Foster
  Ronald C. Foster
Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
* Steven R. Appleton	Chairman of the Board, Chief Executive Officer (Principal Executive Officer)	June 16, 2010
/s/ Ronald C. Foster Ronald C. Foster	Vice President of Finance, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2010
* Teruaki Aoki	Director	June 16, 2010
* James W. Bagley	Director	June 16, 2010
* Robert L. Bailey	Director	June 16, 2010
* Mercedes Johnson	Director	June 16, 2010
* Lawrence N. Mondry	Director	June 16, 2010
* Robert E. Switz	Director	June 16, 2010

* By:        /s/ Ronald C. Foster
(Ronald C. Foster)
Attorney-in-Fact

INDEX TO EXHIBITS
Exhibit Number	Description
4.1*	Numonyx Holdings B.V. Equity Incentive Plan.
4.2*	Numonyx Holdings B.V. Equity Incentive Plan Forms of Agreement.
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Previously filed with Form S-8 dated June 16, 2010.